UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 9, 2006
WINDSTREAM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32422	20-0792300

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Rodney Parham Road,
Little Rock, Arkansas		72212

(Address of principal executive offices)		(Zip Code)
(501) 748-7000
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On November 9, 2006, Windstream Corporation (“Windstream” or the “Company”) issued a press release announcing the Company’s third quarter 2006 unaudited consolidated results of operations.
     The Company’s press release and other communications from time to time include certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) in the Company’s financial statements. The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance or liquidity prepared in accordance with GAAP.
     The press release presents the Company’s consolidated results of operations measured under GAAP and certain pro forma results of operations from current businesses. On July 17, 2006, Alltel Corporation (“Alltel”) completed the spin-off of its wireline telecommunications business to its stockholders and the merger of that wireline business with Valor Communications Group, Inc. (“Valor”). The resulting company was renamed Windstream Corporation. The GAAP results for the Company reflect the Alltel wireline business for the full third quarter of 2006, and for prior periods, and reflect the results from Valor businesses beginning July 17, 2006. The press release and other communications from time to time include a presentation of certain unaudited pro forma historical results of operations that the Company refers to as pro forma results from current businesses. These results from current businesses are non-GAAP financial measures that reflect the following adjustments to measures prepared in accordance with GAAP:
•	The inclusion of results from Valor businesses for periods prior to July 17, 2006;

•	Inclusion of additional amortization for Valor customer lists;

•	Exclusion of royalty expense charged by Alltel for the use of the Alltel brand for periods prior to July 17, 2006;

•	Exclusion of restructuring and other charges.

•	Exclusion of the adjustments related to the discontinuation of Statement of Financial Accounting Standards (“SFAS”) No. 71, “Accounting for the Effects of Certain Types of Regulation”;

•	Inclusion of additional interest expense for Windstream’s new debt structure;
Windstream’s purpose for including the results of Valor businesses, and excluding Alltel royalty expense and the adjustments related to the discontinuance of SFAS No. 71, is to improve comparability of results of operations for prior periods (which exclude Valor results and include Alltel royalty expenses under GAAP measures) to the results of operations for periods beginning with the third quarter of 2006 (which will include Valor results under GAAP measures and will no longer reflect Alltel royalty expenses as those were discontinued as a result of the Merger, nor the effects of applying SFAS No. 71). Windstream’s purpose for its other adjustments is to focus on Windstream’s true earnings capacity associated with providing telecommunication services. Management believes the items either included or excluded from the pro forma results from current businesses are related to strategic activities or other events, specific to the time and opportunity available, and accordingly, should be excluded when evaluating the Company’s operations.
     For these reasons, management believes that presenting the current business measures assists investors by providing more meaningful comparisons of results from current and prior periods and by providing information that is a better reflection of the core earnings capacity of the businesses. The Company uses pro forma results from current businesses as management’s primary measure of the performance of its business segments. Windstream management, including the chief operating decision-maker, uses these measures consistently for all purposes, including internal reporting purposes, the evaluation of business objectives, opportunities and performance, and the determination of management compensation.
     The Company’s press release and other communications from time to time include a non-GAAP measure titled operating income before depreciation and amortization, or OIBDA. OIBDA can be calculated directly from the Company’s financial statements by taking operating income and adding depreciation and amortization. The Company will also at times make reference to pro forma OIBDA from current businesses, which is also a non-

GAAP measure. Pro forma OIBDA from current businesses adjusts OIBDA for the items that are either included or excluded from pro forma results from current businesses. Management considers OIBDA to be useful to investors because OIBDA provides information related to the Company’s operating performance and its ability to provide cash flows to service debt, fund capital expenditures and pay dividends. The Company uses OIBDA as a primary measure of the performance of its business. The Company’s management, including the chief operating decision-maker, uses OIBDA for internal reporting purposes, the evaluation of business objectives, opportunities and performance, resource allocation and the determination of management and employee compensation.
     The Company’s communications from time to time include a non-GAAP measure entitled net debt. Net debt is consolidated debt, including current maturities, less cash and cash equivalents. The Company believes net debt provides useful information to investors about the capacity of the company to reduce the debt level and improve its capital structure.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit
Number	Description

Exhibit 99(a)	Press Release dated November 9, 2006 of Windstream

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM CORPORATION

	By:	/s/ Brent K. Whittington
	Name:	Brent K. Whittington
	Title:	Executive Vice President and Chief Financial Officer

November 9, 2006

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EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 99(a)	Press Release dated November 9, 2006 of Windstream

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